QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 12, 2016, except for Note 13, as to which date is March 17, 2017, relating to the Madrigal Pharmaceuticals, Inc. financial statements as of December 31, 2015 and for the year then ended, which includes an explanatory paragraph as to the Company's ability to continue as a going concern and appears in Madrigal Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2016.

        We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ Friedman LLP

East Hanover, New Jersey
July 14, 2017

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm